[TEXT]
                                                                   EXHIBIT 21

ADOLPH COORS COMPANY AND SUBSIDIARIES
SUBSIDIARIES OF REGISTRANT



The following table lists subsidiaries of the Registrant and the respective jurisdictions of their incorporation as of December 26, 1993. All subsidiaries are included in Registrant's consolidated financial statements.

                                                        State/Country of
                    Name                                Incorporation
- -------------------------------------                   -----------------
Coors Brewing Company                                   Colorado
   Ford Street Management Company                       Colorado
   CBC International, Inc.                              Colorado
   Coors Distributing Company                           Colorado
   Coors Energy Company                                 Colorado
    Gap Run Pipeline Company                            Colorado
   Coors International, Inc.                            Delaware
   Coors Transportation Company                         Colorado
   Rocky Mountain Water Company                         Colorado
   Wannamaker Ditch Company                             Colorado